EXHIBIT 23.1

                     Consent of PricewaterhouseCoopers LLP,

                    Independent Certified Public Accountants,

                               dated June 23, 2003

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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Post-Effective Amendment No. One to the Registration Statement on Form S-11 of our report dated February 19, 2003, relating to the financial statements and financial statement schedule of CNL Retirement Properties, Inc., and our report dated May 7, 2002, relating to the combined financial statements of American Retirement Communities Portfolio (a group of related properties acquired by CNL Retirement Properties, Inc.), which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Orlando, Florida
June 23, 2003